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     SECURITIES AND EXCHANGE COMMISSION

     Washington, D.C. 20549

     -------------------------------------

     FORM 8-K

     CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the
     Securities Exchange Act of 1934


Date of Report  (Date of earliest event reported): September 9, 1996

     TCSI Corporation
     (Exact name of registrant as specified in its charter)

         Nevada                    0-19377           68-0140975
(State of incorporation)         (Commission        (IRS Employer
                                 File Number)     Identification No.)

2121 Allston Way, Berkeley, California                  94704
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:  (510) 649-3700

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Item 5.  Other Events.

         On September 9, 1996, TCSI Corporation issued a press release, a copy of which is filed herewith as Exhibit 28.

         SIGNATURES

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         TCSI Corporation

By: /s/Paul A. Farmer
    -----------------
Paul A. Farmer
Chief Financial Officer

Date: September 9, 1996

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     INDEX TO EXHIBITS

28.  Press Release, dated September 9, 1996

     TCSI TEAMS UP WITH TWO PREMIER TELECOM INDUSTRY FORUMS

     LEADING TELECOM SOFTWARE PROVIDER BECOMES BOARD MEMBER OF THE NETWORK MANAGEMENT FORUM AND MEMBER OF SONET INTEROPERABILITY FORUM

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For additional information contact:

TCSI Corporation                            Network Management Forum
Investor Inquiries:                              Press Inquiries:
     Leigh Salvo - (510) 649-3800                Jim Warner - (770) 642-8612
Press Inquiries:                            SONET Interoperability Forum
     US - Susan Trainer - (510) 837-5503         Press Inquiries:
     Europe - Tom Burgess - 44 149 468 1300      Nancy Pierce - (202) 434-8824

TCSI TEAMS UP WITH TWO PREMIER TELECOM INDUSTRY FORUMS

LEADING TELECOM SOFTWARE PROVIDER BECOMES BOARD MEMBER OF THE
NETWORK MANAGEMENT FORUM AND MEMBER OF SONET INTEROPERABILITY FORUM

BERKELEY, Calif. - September 9, 1996 -- TCSI Corporation (Nasdaq: TCSI), a global provider of software to the telecom industry, announced today that it has become a board member of the Network Management Forum (NMF) and has also joined the SONET Interoperability Forum (SIF). Both NMF and SIF are committed to defining and promoting interoperable solutions for services and technologies within the communications industry. TCSI's senior vice president of marketing, Keith Willetts, co-founder of the NMF, will continue to serve as president of the organization. TCSI's affiliation to these important industry organizations further demonstrate the Company's commitment to an open communications infrastructure that will support customers' next-generation telecom solutions.

"Industry forums such as NMF and SIF support and protect our customers' investments by defining and promoting successful industry-wide agreements. We are pleased to be active members of both of these prestigious telecom industry forums," said Ram Banin, executive vice president and general manager for TCSI.

About NMF
NMF, a worldwide organization dedicated to providing the communications industry with common and consistent approaches to interoperable service and network management, has more than 170 members and operates in more than 30 countries. NMF board members include representatives from thirteen highly respected telecom service providers, computing companies, and telecom equipment suppliers, including AT&T, BT, Bull S.A., Digital Equipment
Corporation, Ericsson, GTE, Hewlett-Packard, IBM
Corporation, Newbridge Networks Corporation, Nippon
Telegraph & Telephone, Nortel, Sun Microsystems Inc., and
STET.

NMF currently has a number of key initiatives underway to ensure that networks and services can be managed seamlessly across organizational and technical boundaries. TCSI is committed to implementing NMF agreements in its products.

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"NMF looks for support from organizations that have a track record of delivering successful, innovative telecom management systems," said Jim Warner, marketing director for the NMF. "TCSI 's expertise will provide valuable input as we continue to include emerging technologies which improve the productivity and efficiency of telecom networks."

About The SIF
SIF is an open industry forum for the discussion and resolution of SONET interoperability issues and develops functional and interface specifications. SIF has 39 member companies and is sponsored by the Alliance for Telecommunications Industry Solutions (ATIS). ATIS creates the United States network interconnection standards and develops guidelines in areas such as ordering and billing for access service, installation, testing and maintenance of interconnected networks, local number portability, and assignment of telephone area codes. Other SIF participants include Bell Atlantic, BellSouth Telecommunications, Pacific Bell, Southwestern Bell, Lucent, MCI, Sprint, Ameritech, US West, Hitachi Telecom (USA), Inc., Vertel, and Hewlett-Packard. Additional SIF information can be found through the ATIS web site @ www.atis.org.

"SIF is successfully defining solutions to resolve the current SONET network and component interoperability issues. The continued cooperation, support, and dedication of SIF participants such as TCSI will ensure that SIF perseveres to effectively resolve the SONET management, interoperability, and deployment issues of the future," said Nancy Pierce, director of Industry Forums for ATIS.


About TCSI Corporation's Products
TCSI provides telecom management applications that are built upon the Company's flagship software product, Object Services Package (OSP). OSP is a highly scaleable, industrial-strength distributed object development and runtime environment for large, object-oriented client/server systems. Major communications corporations worldwide use OSP to design, implement, and deploy mission-critical applications for management and operations support systems. The product provides an integrated environment for deploying graphical user interfaces (X11/Motif and Windows), object services (distributed object management and CORBA), and communications gateways (SNMP, CMIP, and proprietary). OSP also provides persistent data storage in relational databases from Informix Software, Inc., Oracle Corporation, and Sybase, Inc.

TCSI Corporation
TCSI Corporation provides object-oriented software products, services, and solutions to the telecom industry worldwide. Service providers and equipment manufacturers deploy TCSI's software to enable a range of customer services, automated processes, and the management of broadband, wireless, and intelligent networks. TCSI serves its customers in offices throughout North America, Europe, and the Pacific Rim. The Company reported revenues of $55.4 million in 1995 and $40.3 million in the first six months of 1996.

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